Exhibit 24.1

POWERS OF ATTORNEY

SALAMANDER INNISBROOK, LLC

Each of the undersigned members of Salamander Innisbrook, LLC does hereby constitute and appoint Chuck Pomerantz, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Prem Devedas	Manager	7/31/2009
Prem Devedas

/s/ Dale Pelletier	Chief Financial Officer
Dale Pelletier	(Salamander Hospitality, LLC)	7/31/2009